Exhibit 32.1
Section 1350 Certifications
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Allegion plc (the Company), does hereby certify that:
The Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2023 (the Form 10-Q) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John H. Stone
John H. Stone
Principal Executive Officer
October 31, 2023

/s/ Michael J. Wagnes
Michael J. Wagnes
Principal Financial Officer
October 31, 2023